INDEPENDENT AUDITORS' CONSENT
                            -----------------------------


             We consent to the incorporation by reference in this Registration Statement of Photronics, Inc. on Form S-8 of our report dated December 8, 1997 appearing in the Annual Report on Form 10-K of Photronics, Inc. for the year ended November 2, 1997.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP
          Hartford, Connecticut



          April 22, 1998